As filed with the Securities and Exchange Commission on June 3, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ONCOTHYREON INC.
(Exact name of registrant as specified in its charter)

Delaware	26-0868560
(State or other jurisdiction	(I.R.S. Employer Identification No.)
of incorporation or organization)
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

2010 EMPLOYEE STOCK PURCHASE PLAN
(Full title of the Plan(s))

Robert L. Kirkman
President and Chief Executive Officer
Oncothyreon Inc.
2601 Fourth Avenue, Suite 500
Seattle, Washington 98121
(Name and address of agent for service)
(206) 801-2100
(Telephone number, including area code, of agent for service)

Copy to:
Patrick J. Schultheis
Michael Nordtvedt
Wilson Sonsini Goodrich & Rosati,
Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, Washington 98104
(206) 883-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Title of Securities to be Registered	Registered (1)	Share	Price	Registration Fee
Common Stock, $0.0001 par value per share, to be issued under the 2010 Employee Stock Purchase Plan	900,000	$3.02(2)	$2,718,000	$193.80

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2010 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act and is based upon 85% of the closing sales price of the Common Stock as reported on The Nasdaq Global Market on June 1, 2010, which is 85% of $3.55 (rounded up to $3.02). Pursuant to the ESPP, the purchase price of a share of common stock is equal to 85% of the fair market value of a share of common stock on the enrollment date or on the exercise date, whichever date has a lower price.

PART I
Information Required in the Section 10(a) Prospectus
     The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the ESPP covered by this Registration Statement as required by Rule 428(b)(1).
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
     The following documents previously filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated herein by reference:
(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on May 6, 2010.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010 filed with the SEC on May 10, 2010.

(c)	All other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year covered by our Annual Report referred to in (a) above.

(d)	The description of our Common Stock contained in our registration statement on Form 8-A, filed December 10, 2007, pursuant to Section 12(b) of the Exchange Act.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents.
     We are not incorporating any information from any filed documents furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K subsequent to the date hereof shall not be incorporated by reference into this Registration Statement, except as to specific sections of such statements as set forth therein.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.
     As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.
     In addition, as permitted by Section 145 of the Delaware General Corporation Law, the certificate of incorporation and bylaws of the Registrant provide that:
•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s Board of Directors or brought to enforce a right to indemnification.

•	The rights conferred in the certificate of incorporation and bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.
     The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.
     These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Exhibit Title
4.1(1)	Amended and Restated Certificate of Incorporation of Oncothyreon Inc.

4.2(2)	Bylaws of Oncothyreon Inc.

4.3(3)	Form of Registrant’s Common Stock certificate.

4.4	2010 Employee Stock Purchase Plan.

4.5	Form of Subscription Agreement and Notice of Withdrawal under the 2010 Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Chartered Accountants.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)	Incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-145995), filed on September 27, 2007.

(2)	Incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, filed on August 14, 2009.

(3)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-145995), filed on September 27, 2007.

Item 9. Undertakings.
     The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on June 3, 2010.

ONCOTHYREON INC.
By:	/s/ Robert L. Kirkman
Robert L. Kirkman
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
     That each person whose signature appears below constitutes and appoints Robert L. Kirkman and Shashi K. Karan, and each of them, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Kirkman Robert L. Kirkman	President, Chief Executive Officer and Director (Principal Executive Officer)	June 3, 2010

/s/ Shashi K. Karan Shashi K. Karan	Principal Financial and Accounting Officer and Corporate Controller	June 3, 2010

/s/ Christopher S. Henney Christopher S. Henney	Chairman and Director	June 3, 2010

/s/ Richard L. Jackson Richard L. Jackson	Director	June 3, 2010

/s/ Daniel K. Spiegelman Daniel K. Spiegelman	Director	June 3, 2010

/s/ W. Vickery Stoughton W. Vickery Stoughton	Director	June 3, 2010

/s/ Douglas Williams Douglas Williams	Director	June 3, 2010

II-6

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
4.1(1)	Amended and Restated Certificate of Incorporation of Oncothyreon Inc.

4.2(2)	Bylaws of Oncothyreon Inc.

4.3(3)	Form of Registrant’s Common Stock certificate.

4.4	2010 Employee Stock Purchase Plan.

4.5	Form of Subscription Agreement and Notice of Withdrawal under the 2010 Employee Stock Purchase Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Independent Registered Chartered Accountants.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)	Incorporated by reference from Exhibit 3.1 to the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-145995), filed on September 27, 2007.

(2)	Incorporated by reference from Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, filed on August 14, 2009.

(3)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4, as amended (File No. 333-145995), filed on September 27, 2007.